Exhibit 99.2

Hong Kong Exchanges and Clearing Limited, The Stock Exchange of Hong Kong Limited and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this Form of Share Offer Acceptance, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Form of Share Offer Acceptance.

Unless the context otherwise requires, terms used in this Form of Share Offer Acceptance shall bear the same meanings as those defined in the composite document dated 30 April 2012 jointly issued by Caterpillar (Luxembourg) Investment Co. S.A., Caterpillar Inc. and ERA Mining Machinery Limited (the “Composite Document”).

To be completed in all respects except the sections marked “Do not complete”

FORM OF SHARE OFFER ACCEPTANCE

Branch Registrar in Hong Kong:
Boardroom Share Registrars (HK) Limited	(formerly known as “ERA Holdings Global Limited ”) (Incorporated in the Cayman Islands with limited liability) (Stock Code: 8043)	12th Floor, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong

VOLUNTARY CONDITIONAL OFFER BY CITIGROUP GLOBAL MARKETS ASIA LIMITED
ON BEHALF OF CATERPILLAR (LUXEMBOURG) INVESTMENT CO. S.A.
FOR THE ACQUISITION OF ALL THE ISSUED SHARES IN THE SHARE CAPITAL OF
ERA MINING MACHINERY LIMITED
 CATERPILLAR (LUXEMBOURG) INVESTMENT CO. S.A.

FOR THE CONSIDERATION stated below the “Transferor(s)” named below hereby transfer(s) to the “Transferee” named below the Share(s) held by the Transferor(s) specified below subject to the terms and conditions herein and in the accompanying Composite Document

Number of Shares tendered to the Cash Alternative	FIGURES	WORDS

Number of Shares tendered to the Loan Note Alternative	FIGURES	WORDS

Share certificate number(s)

TRANSFEROR(S) name(s) and address(es) in full (EITHER TYPE-WRITTEN OR WRITTEN IN BLOCK LETTERS)	Surname(s) or company name(s)	Forename(s)
	Registered address	Telephone number

CONSIDERATION	Cash Alternative:	HK$0.88 in cash for each Share tendered for acceptance of the Share Offer
	Loan Note Alternative:	HK$1.00 Loan Note for each Share tendered for acceptance of the Share Offer

TRANSFEREE	Name:	Caterpillar (Luxembourg) Investment Co. S.A.
	Correspondence address:	4A rue Henri M. Schnadt, L-2530 Luxembourg
	Occupation:	Corporation

Please SIGN BELOW ONCE in the capacity as the Transferor(s) to accept the Share Offer.

Your signature(s) should be witnessed by a person aged 18 or above who is not another joint holder and who must also sign and print his/her name and address where indicated below. All joint holders must sign.

Signed by the Transferor(s) in the presence of:

Signature of Witness		Å	ALL JOINT HOLDERS MUST SIGN HERE
Authorised Signatory(ies)

Name of Witness	Signature(s) of Transferor(s)/Company chop, if applicable

Address of Witness
Date of submission of this Form of Share offer Acceptance

Occupation of Witness

DO NOT COMPLETE
Signed by the Transferee(s) in the presence of:	For and on behalf of

Signature of Witness	Caterpillar (Luxembourg) Investment Co. S.A.

	Correspondence address:	4A rue Henri M. Schnadt, L-2530 Luxembourg
Name of Witness

	Occupation:	Corporation
Address of Witness

Authorised Signatory(ies)

Occupation of Witness	Signature(s) of Transferee(s)/Company chop, if applicable

Date of Transfer

THIS FORM OF SHARE OFFER ACCEPTANCE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt as to any aspect of this Form of Share Offer Acceptance or as to the action to be taken, you should consult your licensed securities dealer or registered institution in securities, bank manager, solicitor, professional accountant or other professional adviser. If you have sold or otherwise transferred all your Shares, you should at once hand this Form of Share Offer Acceptance and the accompanying Composite Document to the purchaser(s) or transferee(s) or to the bank, licensed securities dealer, registered institution in securities or other agent through whom the sale or transfer was effected for transmission to the purchaser(s) or transferee(s). Only one Form of Share Offer Acceptance will be accepted from each ERA Shareholder by the Registrar.

The acceptance of the Share Offer by persons who are citizens or residents or nationals of jurisdictions outside Hong Kong may be prohibited or affected by the laws of the relevant jurisdictions. If you are a citizen or resident or national of a jurisdiction outside Hong Kong, you should inform yourself about and observe any applicable legal requirements. It is your responsibility if you wish to accept the Share Offer to satisfy yourself as to the full observance of the laws of the relevant jurisdictions in connection therewith, including the obtaining of any governmental approvals, exchange control approvals or other consents, or filing and registrations requirements which may be required and the compliance with other necessary formalities or legal requirements and the payment of any transfer or other taxes due in such jurisdiction. Acceptance of the Share Offer by you will constitute a representation and warranty by you that you have fully observed all applicable legal and other requirements and that the Share Offer may be accepted by you lawfully under the laws of the relevant jurisdiction.

This Form of Share Offer Acceptance should be read in conjunction with the Composite Document. All words and expressions defined in the Composite Document shall, unless the context otherwise requires, have the same meanings when used in this form.

HOW TO COMPLETE THIS FORM OF SHARE OFFER ACCEPTANCE

You should read the Composite Document before completing this form. To accept the Share Offer made by Citigroup for and on behalf of the Offeror, you should duly complete and sign this form and forward this entire form, together with the Share certificate(s), transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if applicable) for the exact number of Shares in respect of which you wish to accept the Share Offer, to the Registrar at 12th Floor, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong by no later than 4:00 p.m. on 21 May 2012 (being the Closing Date) or such other time and/or date as the Offeror may, subject to the Takeovers Code, decide and announce. Unless the Share Offer is extended or revised in accordance with the Takeovers Code, no Form of Share Offer Acceptance received after the Closing Date will be accepted.

If you require any assistance in completing this Form of Share Offer Acceptance or have any enquiries regarding the procedures for tendering and settlement or any other similar aspect of the Share Offer, please contact the Registrar at 12th Floor, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong or at its hotline at (852) 21531688.

FORM OF ACCEPTANCE AND TRANSFER IN RESPECT OF THE SHARE OFFER

To:          The Offeror and Citigroup

To:          ERA and the Registrar

1.                                       My/Our execution of this Form of Share Offer Acceptance (whether or not such form is dated) shall also be binding on my/our successors and assignees, and shall constitute:

(a)               my/our acceptance of the Share Offer made by Citigroup for and on behalf of the Offeror and subject to the terms set out or referred to in the Composite Document and this Form of Share Offer Acceptance in respect of the number of Shares specified in this form, and such acceptance shall be irrevocable except in the circumstances that the Executive requires that such Accepting Shareholder is granted a right to withdraw in accordance with Rule 19.2 of the Takeovers Code or in compliance with Rule 17 of the Takeovers Code;

(b)              my/our irrevocable instruction and authority to each of the Offeror and Citigroup or their respective agent(s) to send a cheque marked “Not negotiable - account payee only” drawn in my/our favour for the cash consideration to which I/we shall have become entitled under the terms of the Share Offer and (if applicable) any Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if applicable) for Shares not taken up or, if applicable, Share certificate(s) in respect of the balance of such Shares (taking account of any stamp duty and the fees payable to the Registrar in respect of lost or unavailable Share certificates) by ordinary post at my/our own risk to the person and the address stated below or, if no name and address is stated below, to me or the first-named of us (in the case of joint registered Shareholders) at the registered address shown in the register of members of ERA;

(Insert name and address of the person to whom the cheque should be sent (if different from the registered ERA Shareholder or the first-named of joint registered Shareholders))

Name: (in block letters)
Address: (in block letters)

(c)               my/our irrevocable instruction and authority to each of the Offeror and/or Citigroup and/or such person or persons as any of them may direct for the purpose, on my/our behalf, to make and execute the contract note as required by Section 19(1) of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) to be made and executed by me/us as the seller(s) of the Share(s) to be sold by me/us under the Share Offer and to cause the same to be stamped and to cause an endorsement to be made on this Form of Share Offer Acceptance in accordance with the provisions of that Ordinance;

(d)              my/our irrevocable instruction and authority to each of the Offeror and/or Citigroup and/or such person or persons as any of them may direct to complete and execute any document on my/our behalf in connection with my/our acceptance of the Share Offer and to do any other act that may be necessary or expedient for the purpose of vesting in the Offeror and/or such person or persons as it may direct my/our Share(s) tendered for acceptance of the Share Offer;

(e)               my/our understanding that my/our execution of this Form of Share Offer Acceptance shall be deemed to constitute approval and/or acceptance of the Share Offer on and subject to the terms set out or referred to in the Composite Document and this Form of Share Offer Acceptance, including any revision or extension of the terms of such Share Offer, in the case of any revision, where the Share Offer is revised and the consideration offered under such revised Share Offer does not represent on such date (on such basis as Citigroup, on behalf of the Offeror may consider appropriate) a reduction in the value of the Share Offer in its original or any previously revised form(s). Also my/our instruction and authority to each of the Offeror and/or Citigroup and/or the Registrar or their respective agent(s) or such person(s) as any of them may direct for the purpose, to accept any such revised Share Offer on my/our behalf and to execute on my/our behalf and in my/our name all such further documents (if any) as may be required to give effect to such acceptance;

(f)                 my/our undertaking to execute such further documents and to do such acts and things by way of further assurance as may be necessary or desirable to transfer my/our Share(s) tendered for acceptance under the Share Offer to the Offeror or such person or persons as it may direct free from all third party rights, liens, claims, charges, equities and encumbrances but together with all rights accruing or attaching thereto on or after the Closing Date or subsequently becoming attached to them, including, without limitation, the rights to receive all future dividends and/or other distributions declared, paid or made, if any, on or after the Closing Date;

(g)              my/our agreement to ratify each and every act or thing which may be done or effected by the Offeror and/or Citigroup and/or their respective agents or such person or persons as any of them may direct on the exercise of any rights contained herein; and

(h)              my/our irrevocable instruction and authority to the Offeror and/or Citigroup and/or their respective agent(s) to collect from the Registrar on my/our behalf the Share certificate(s) in respect of the Share(s) due to be issued to me/us in accordance with, and against surrender of, the enclosed transfer receipt(s) and/or other document(s) of title (and/or satisfactory indemnity or indemnities required in respect thereof) (if applicable), which has/have been duly signed by me/us, and to deliver the same to the Registrar and to authorise and instruct the Registrar to hold such Share certificate(s) subject to the terms and conditions of the Share Offer as if it/they were Share certificate(s) delivered to the Registrar together with this Form of Share Offer Acceptance.

2.                                       I/We understand that acceptance of the Share Offer by me/us will be deemed to constitute a warranty by me/us to the Offeror and Citigroup that (i) the number of Share(s) specified in this Form of Share Offer Acceptance will be sold free from all third party rights, liens, claims, charges, equities and encumbrances but together with all rights accruing or attaching thereto on or after the Closing Date or subsequently becoming attached to them, including, without limitation, the rights to receive all future dividends and/or other distributions declared, paid or made, if any, on or after the Closing Date; and (ii) I/we have not taken or omitted to take any action which will or may result in the Offeror or Citigroup or any other person acting in breach of the legal or regulatory requirements of any territory in connection with the Share Offer or his acceptance thereof, and is permitted under all applicable laws to receive and accept the Share Offer, and any revision thereof, and that such acceptance is valid and binding in accordance with all applicable laws.

3.                                       In the event that my/our acceptance is not valid, or is treated as invalid, in accordance with the terms of the Share Offer, all instructions, authorisations and undertakings contained in paragraph 1 above shall cease in which event, I/we authorise and request the Offeror and/or Citigroup and/or the Registrar and/or such person or persons as any of them may direct to return to me/us my/our Share certificate(s) (and/or satisfactory indemnity or indemnities requested in respect thereof) (if applicable), together with this form duly cancelled, by ordinary post at my/our own risk to the person named in paragraph 1(b) above or, if no name or address is stated, to me or the first-named of us (in the case of joint registered shareholders) at the registered address shown in the register of members of ERA.

Note:                Where I/we have sent one or more transfer receipt(s) and in the meantime the relevant Share certificate(s) has/have been collected by any of the Offeror and/or Citigroup and/or any of their agent(s) from ERA or the Registrar on my/our behalf, such Share certificate(s) in lieu of the transfer receipt(s) will be returned to me/us.

4.                                       I/We enclose the relevant Share certificate(s), transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if applicable) for the whole or part of my/our holding of Share(s) which are to be held by the Offeror and/or Citigroup and/or the Registrar and/or such person or persons as any of them may direct on the terms and conditions of the Share Offer. I/We understand that no acknowledgement of receipt of any Form(s) of Share Offer Acceptance, Share certificate(s), transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if applicable) will be given. I/we further understand that all documents will be sent by ordinary post at my/our own risk.

5.                                       I/We represent and warrant to each of the Offeror and/or Citigroup and/or the Registrar and/or such person or persons as any of them may direct that I am/we are the registered Shareholder(s) of the number of Share(s) specified in this Form of Share Offer Acceptance and I/we have the full right, power and authority tender and pass the title and ownership of my/our Share(s) to the Offeror by way of acceptance of the Share Offer.

6.                                       I/We represent and warrant to the Offeror that I/we have satisfied the laws of the jurisdiction where my/our address is stated in the register of members of ERA in connection with my/our acceptance of the Share Offer, including the obtaining of any governmental approvals, exchange control approvals or other consents, or filing and any registration requirements which may be required and the compliance with all necessary formalities or legal requirements.

7.                                       I/We warrant to the Offeror that I/we shall be fully responsible for payment of any transfer or other taxes or duties payable in respect of the jurisdiction where my/our address is located as set out in the register of members of ERA in connection with my/our acceptance of the Share Offer.

8.                                       I/We acknowledge that, save as expressly provided in the Composite Document and this Form of Share Offer Acceptance, all acceptances, instructions, authorities and undertakings hereby given shall be irrevocable and unconditional.

本股份要約接納表格乃重要文件，請即處理。

閣下如對本股份要約接納表格之任何方面或應採取之行動有任何疑問，應諮詢　閣下之持牌證券交易商或註冊證券機構、銀行經理、律師、專業會計師或其他專業顧問。　閣下如已將名下之股份全部售出或以其他方式轉讓，應立即將本股份要約接納表格及隨附之綜合文件送交買主或承讓人，或經手買賣或轉讓之銀行、持牌證券交易商、註冊證券機構或其他代理商，以便轉交買主或承讓人。股份過戶登記處僅會接納每名年代股東遞交一份股份要約接納表格。

屬香港以外司法權區之市民或居民或國民之人士接納股份要約可能會受有關司法權區之法例禁止或影響。倘　閣下為香港以外司法權區之市民或居民或國民，應自行了解並遵守任何適用法律規定。　閣下如欲接納股份要約，須自行負責就此全面遵守有關司法權區之相關法例（包括於取得任何可能規定之政府批准、外匯管制批准或其他同意或存檔及登記規定，以及遵守其他必要手續或法律規定以及支付於有關司法權區應付之任何轉讓或其他稅項及徵費）。　閣下接納股份要約將構成　閣下聲明及保證，　閣下已全面遵守所有適用法律及其他規定，且　閣下可合法根據有關司法權區之法例接納股份要約。

本股份要約接納表格應與綜合文件一併閱讀。除文義另有指明外，綜合文件內所界定詞彙與本表格所用者具有相同涵義。

本股份要約接納表格填寫方法

閣下務請細閱綜合文件後方填寫本表格。　閣下如接納由花旗代表要約人提出之股份要約，則應填妥及簽署本表格，並將本整份表格連同　閣下欲接納股份要約所涉及確切股份數目之股票證書、過戶收據及／或任何其他所有權文件（及／或就此所需任何符合要求之一項或多項彌償保證）（如適用），不遲於二零一二年五月二十一日（即截止日期）下午四時正前或要約人根據收購守則可能決定及公佈之有關其他時間及／或日期前送交股份過戶登記處，地址為香港銅鑼灣希慎道33號利園12樓。除非股份要約根據收購守則獲延期或修訂，否則於截止日期後收到之股份要約接納表格將不予受理。

閣下如對填寫本股份要約接納表格需要任何協助或就股份要約之提交及交收程序或任何其他類似方面有任何疑問，請聯絡股份過戶登記處，地址為香港銅鑼灣希慎道33號利園12樓，或致電其熱線(852) 21531688。

股份要約之接納及轉讓表格

致：　**要約人及花旗**

致：　**年代及股份過戶登記處**

1. 本人／吾等一經簽立本股份要約接納表格（不論該表格是否已註明日期），本人／吾等之承繼人及受讓人亦將受此約束，並構成：

   (a) 本人／吾等於綜合文件及本股份要約接納表格所載或所述之條款規限下，就本表格所填入之股份數目接納由花旗代表要約人提出之股份要約，而有關接納不得撤回，惟執行人員根據收購守則規則19.2或依據收購守則規則17要求授予有關接納股東權利以撤回之情況則除外；

   (b) 本人／吾等不可撤回地指示及授權要約人及花旗或彼等各自之代理，各自將本人／吾等根據股份要約之條款應得之現金代價以「不得轉讓－只准入抬頭人賬戶」方式劃線開出之支票及（如適用）未獲承購股份之任何股票證書及／或過戶收據及／或任何其他所有權文件（及／或就此所需任何符合要求之一項或多項彌償保證）（如適用）或（如適用）該等股份餘額之股票證書（經計及任何印花稅及就遺失或未能出示股票證書而應付股份過戶登記處之費用），以普通郵遞方式寄至下述人士及地址，或如無填上姓名或地址，則寄至本人或（如屬聯名登記股東）吾等中排名首位者在年代股東名冊所示之登記地址，有關郵遞風險概由本人／吾等自行承擔；

   （如收取支票之人士與登記年代股東或聯名登記股東中排名首位者之地址不同，則請於本欄填上應收取支票人士之姓名及地址）

   姓名：（請用正楷填寫） ....

   地址：（請用正楷填寫） ....

   (c) 本人／吾等不可撤回地指示及授權要約人及／或花旗及／或彼等任何一方可能指定之有關人士，各自代表本人／吾等製備及簽立按香港法例第117章印花稅條例第19(1)條規定本人／吾等作為股份要約項下出售股份之賣方須製備及簽立之成交單據，並按該條例之規定安排該單據加蓋印花及安排在本股份要約接納表格背書證明；

   (d) 本人／吾等不可撤回地指示及授權要約人及／或花旗及／或彼等任何一方可能指定之有關人士，各自代表本人／吾等填妥及簽署任何有關本人／吾等接納股份要約之文件，以及辦理任何其他必需或權宜之手續，將本人／吾等就接納股份要約提交之股份轉歸要約人及／或其可能指定之有關人士所有；

   (e) 本人／吾等明白本人／吾等簽立本股份要約接納表格即被視為根據綜合文件及本股份要約接納表格所載或所述之條款（包括有關股份要約之條款之任何修訂或增補）並在其規限下，批准及／或接納股份要約，就修訂條款而言，倘股份要約獲修訂，而根據有關經修訂股份要約提交之代價並不代表減少於該日（按花旗（代表要約人）認為適當之基準）股份要約以原訂或任何原先經修訂形式之價值。另外，本人／吾等指示及授權要約人及／或花旗及／或股份過戶登記處或彼等各自之代理，或彼等任何一方可能就此指示之有關人士，各自代表本人／吾等接納任何有關經修訂股份要約並代表本人／吾等以本人／吾等之名義簽立可能所需之所有有關之進一步文件（如有）以使有關接納有效；

   (f) 本人／吾等承諾於必需或合宜時簽立有關進一步文件及以進一步保證方式作出有關行動及事項，以將本人／吾等就接納股份要約提交之股份轉讓予要約人或其可能指定之有關人士，且該等股份不附帶一切第三方權利、留置權、申索權、押記、衡平權及產權負擔，並連同於截止日期或之後累算或附帶或其後成為附帶於上述各項之一切權利（包括但不限於收取於截止日期或之後宣派、派付或作出之一切未來股息及／或其他分派（如有）之權利）；

   (g) 本人／吾等同意追認要約人及／或花旗及／或彼等各自之代理或彼等任何一方可能指定之有關人士於行使本股份要約接納表格所載任何權利時可能作出或進行之各種行動或事宜；及

   (h) 本人／吾等不可撤回地指示及授權要約人及／或花旗及／或彼等各自之代理，代表本人／吾等交回隨附經本人／吾等正式簽署之過戶收據及／或其他所有權文件（及／或就此所需符合要求之一項或多項彌償保證）（如適用），憑此向股份過戶登記處領取本人／吾等就股份應獲發之股票證書，及將有關股票證書送交股份過戶登記處，並授權及指示股份過戶登記處根據股份要約之條款及條件持有有關股票證書，猶如有關股票證書已連同本股份要約接納表格一併送交股份過戶登記處。

2. 本人／吾等明白本人／吾等接納股份要約，將被視為構成本人／吾等向要約人及花旗保證(i)本股份要約接納表格所註明股份數目將在不附帶一切第三方權利、留置權、申索權、押記、衡平權及產權負擔，惟連同於截止日期或之後累算或附帶或其後成為附帶於上述各項之一切權利（包括但不限於收取於截止日期或之後宣派、派付或作出之一切未來股息及／或其他分派（如有）之權利）下出售；及(ii)本人／吾等並無採取或不採取任何行動而將或可能致使要約人或花旗或任何其他人士違反任何地區與股份要約或其接納有關之法律或監管規定，且本人／吾等根據所有適用法例獲准收取及接納股份要約（及其任何修訂），而根據所有適用法例，有關接納為有效及具有約束力。

3. 倘根據股份要約之條款，本人／吾等之接納無效或被視作無效，則上文第1段所載一切指示、授權及承諾均告終止，在此情況下，本人／吾等授權並要求要約人及／或花旗及／或股份過戶登記處及／或彼等任何一方可能指定之人士將本人／吾等之股票證書（及／或就此所需符合要求之一項或多項彌償保證）（如適用），連同已正式註銷之本表格一併按年代股東名冊所示登記地址以普通郵遞方式郵寄予上文第1(b)段所列之人士，或如無列明姓名或地址，則寄至本人或吾等當中名列首位之股東（如屬聯名登記股東），郵誤風險概由本人／吾等自行承擔。

   *附註：*倘本人／吾等交回一份或以上過戶收據，而同時要約人及／或花旗及／或彼等之任何代理其中任何一方已代表本人／吾等向年代或股份過戶登記處領取有關之股票，則本人／吾等將獲發還有關股票證書而非過戶收據。

4. 本人／吾等茲附上本人／吾等持有之全部或部份股份之相關股票證書、過戶收據及／或任何其他所有權文件（及／或就此所需任何符合要求之一項或多項彌償保證）（如適用），並將由要約人及／或花旗及／或股份過戶登記處及／或彼等任何一方可能指定之人士按股份要約之條款及條件予以保存。本人／吾等明白任何股份要約接納表格、股票證書、過戶收據及／或任何其他所有權文件（及／或就此所需任何符合要求之一項或多項彌償保證）（如適用））概不獲發收據。本人／吾等亦明白以普通郵遞方式寄發所有文件之一切郵誤風險概由本人／吾等自行承擔。

5. 本人／吾等向各要約人及／或花旗及／或股份過戶登記處及／或彼等任何一方可能指定之人士聲明及保證，本人／吾等為本股份要約接納表格所註明股份數目之登記股東，而本人／吾等擁有十足權利、權力及授權，以接納股份要約方式向要約人提交及移交本人／吾等之股份之所有權及擁有權。

6. 本人／吾等向要約人聲明及保證，本人／吾等已遵守在年代股東名冊上列示本人／吾等地址所在司法權區關於本人／吾等接納股份要約方面之法例，包括獲得可能所需之任何政府批准、外匯管制批准或其他方面之同意或存檔及任何登記規定，以及遵守一切必要手續或法律規定。

7. 本人／吾等向要約人保證，本人／吾等須就支付在年代股東名冊上載列本人／吾等地址所在司法權區關於本人／吾等接納股份要約方面應付之任何轉讓稅或其他稅項或徵稅承擔全部責任。

8. 本人／吾等知悉，除綜合文件及本股份要約接納表格明確規定外，據此作出之所有接納、指示、授權及承諾均不可撤回及為無條件。

PERSONAL DATA

Personal Information Collection Statements

This personal information collection statement informs you of the policies and practices of the Offeror, Citigroup and the Registrar and in relation to personal data and the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “Ordinance”).

1. Reasons for the collection of your personal data

In accepting the Share Offer for your Share(s), you must provide the personal data requested. Failure to supply the requested data may result in the processing of your approval and/or acceptance being invalidated, rejected or delayed. It may also prevent or delay the despatch of the consideration to which you are entitled under the Share Offer.

2. Purposes

The personal data which you provide on this Form of Share Offer Acceptance may be used, held and/or stored (by whatever means) for the following purposes:

•             processing your acceptance and verification or compliance with the terms and application procedures set out in this Form of Share Offer Acceptance and the Composite Document;

•             registering transfers of the Share(s) out of your name;

•             maintaining or updating the Register;

•             conducting or assisting to conduct signature verifications, and any other verification or exchange of information;

•             distributing communications from the Offeror and/or its agents such as financial advisers, and/or the Registrar;

•             compiling statistical information and Shareholder profiles;

•             establishing benefit entitlements of the Shareholders;

•             disclosing relevant information to facilitate claims on entitlements;

•             making disclosures as required by laws, rules or regulations (whether statutory or otherwise);

•             any other purpose in connection with the business of the Offeror or ERA; and

•             any other incidental or associated purposes relating to the above and other purpose to which the Shareholders may from time to time agree to or be informed of.

3. Transfer of personal data

The personal data provided in this Form of Share Offer Acceptance will be kept confidential but the Offeror and/or Citigroup and/or the Registrar may, to the extent necessary for achieving the purposes above or any of them, make such enquiries as they consider necessary to confirm the accuracy of the personal data and, in particular, they may disclose, obtain, transfer (whether within or outside Hong Kong) such personal data to, from or with any and all of the following persons and entities:

•    the Offeror, Citigroup, any of their agents and the Registrar;

•             any agents, contractors or third party service providers who offer administrative, telecommunications, computer, payment or other services to the Offeror and/or Citigroup and/or the Registrar, in connection with the operation of their businesses;

•             any regulatory or governmental bodies;

•             any other persons or institutions with which you have or propose to have dealings, such as your bankers, solicitors, accountants or licensed securities dealers or registered institutions in securities; and

•             any other persons or institutions whom the Offeror and/or Citigroup and/or the Registrar consider(s) to be necessary or desirable in the circumstances.

4. Access and correction of personal data

The Ordinance provides you with rights to ascertain whether the Offeror and/or Citigroup and/or the Registrar holds your personal data, to obtain a copy of that data, and to correct any data that is incorrect. In accordance with the Ordinance, the Offeror and/or Citigroup and/or the Registrar has/have the right to charge a reasonable fee for the processing of any data access request. All requests for access to data or correction of data or for information regarding policies and practices and the kinds of data held should be addressed to the Offeror, Citigroup or the Registrar (as the case may be).

BY SIGNING THIS FORM OF SHARE OFFER ACCEPTANCE, YOU AGREE TO ALL OF THE ABOVE.